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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(D) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 30, 2004

                            APEX SILVER MINES LIMITED
             (Exact name of registrant as specified in its charter)


    CAYMAN ISLANDS, BRITISH
          WEST INDIES                    1-13627               NOT APPLICABLE
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)


                    WALKER HOUSE
                    MARY STREET
             GEORGE TOWN, GRAND CAYMAN
        CAYMAN ISLANDS, BRITISH WEST INDIES              NOT APPLICABLE
      (Address of principal executive offices)             (Zip Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                TABLE OF CONTENTS

                                                                            Page

Item 1.01. Entry into a Material Definitive Agreement......................    1

Item 5.02. Departure of Directors or Principal Officers; Election of
           Directors; Appointment of Principal Officers....................    1

Signature


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On September 30, 2004, the Board of Directors (the "Board") of Apex Silver Mines Limited (the "Company") approved an amendment to the Non-Employee Directors' Share Plan (the "Plan") of the Company. The amendment extends the expiration date of options granted pursuant to the Plan from one year after the director ceases to serve as a director of the Company to three years after such date, unless the Board elects otherwise, provided that the term of the option may in no event exceed ten years after the date of the grant.

            Please see Items 5.02(b) and (c) below for descriptions of agreements entered into with a Director and a new executive officer.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

      (b) On September 30, 2004, Thomas S. Kaplan retired from his position as Chairman of the Board. Mr. Kaplan continues to serve as a Director of the Company and as a member of the Finance Committee of the Board. On September 30, 2004, the Board approved the following agreements between the Company and Mr.
Kaplan:

            (i) amendments of Mr. Kaplan's existing share award and share option agreements to permit unvested restricted stock and options previously granted to him pursuant to the Company's Employees Share Option Plan (the "Employee Plan") to vest in accordance with their original terms, rather than terminating upon his termination of employment;

            (ii) amendments of Mr. Kaplan's existing share option agreements to permit vested stock options previously granted pursuant to the Employee Plan to expire in accordance with their original terms, rather than terminating within 180 days following his termination of employment;

            (iii) a consulting services agreement pursuant to which Mr. Kaplan will provide consulting services to the Company for up to ten years in respect of financial and investor relations matters; and

            (iv) the grant of a special ten year option pursuant to which Mr. Kaplan may acquire 1,000,000 ordinary shares of the Company at an exercise price of $30.00, subject to the approval of the Company's shareholders.

            Also on September 30, 2004, David S. Hanna resigned from his position as a Director of the Company.

            Also on September 30, 2004, Keith R. Hulley resigned from his position as President and Chief Executive Officer, effective October 11, 2004.

      (c) On September 30, 2004, Mr. Hulley was appointed to serve as Executive Chairman of the Board.


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            On September 30, 2004, the Board appointed Jeffrey G. Clevenger, age
55, to serve as President and Chief Executive Officer, effective October 11, 2004. Mr. Clevenger served as Senior Vice President and Executive Vice President of Cyprus Amax Minerals Company from 1993 to 1998 and 1998 to 1999, respectively, and as President of Cyprus Climax Metals Company and its predecessor, Cyprus Copper Company, a large integrated producer of copper and molybdenum with operations in North and South America, from 1993 to 1999. He was Senior Vice President of Cyprus Copper Company from August 1992 to January 1993. From 1973 to 1992, Mr. Clevenger held various technical, management and executive positions at Phelps Dodge corporation, including President and General Manager of Phelps Dodge Morenci, Inc. Since the sale of Cyprus Amax in 1999, Mr. Clevenger has worked as an independent consultant.

            Mr. Clevenger will be paid a base salary of $410,000 and will be granted 40,000 shares of restricted stock pursuant to the Company's 2004 Equity Incentive Plan (the "Equity Plan"), vesting 10 % after one year, 15% after two years, 25% after three years and 50% after four years. He also will receive an initial grant of options to acquire 100,000 ordinary shares under the Equity Plan, vesting over three years in equal installments. Mr. Clevenger will participate in the Company's benefit plans, including its bonus plan, and will be entitled to a change of control severance benefit equal to three times the sum of his base salary and target bonus.

      (d) On September 30, 2004, the Board appointed Terry M. Palmer to serve as a Director of the Company, filling the vacancy created by the resignation of Mr. Hanna. Mr. Palmer also was appointed to serve as Chairman of and a member of the Audit Committee.

            Also on September 30, 2004, the Board appointed Mr. Clevenger to serve as a Director of the Company, effective October 11, 2004.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  October 6, 2004

                                              APEX SILVER MINES LIMITED


                                              By: /s/ Mark A. Lettes
                                                 -------------------------------
                                                 Mark A. Lettes
                                                 Chief Financial Officer


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